SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 11, 2006

Beckman Coulter, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard
Fullerton, California 92834-3100
(Address of principal executive offices) (Zip Code)

(714) 871-4848
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Under Section 303A.12 (a) of the NYSE Listed Company Manual, Beckman Coulter’s chief executive officer (“CEO”) is required to provide a certification to the NYSE annually as to the Company’s compliance with the NYSE’s corporate governance listing standards. Section 303A.12(a) also requires the Company to disclose in its annual report to shareholders its submission of the certification  to the NYSE, as well as the submission of the annual CEO/CFO certifications required to be filed with the Securities and Exchange Commission (the “Commission”). On September 11, 2006, Beckman Coulter, Inc. (the “Company”) notified the New York Stock Exchange (NYSE) that although it had fully complied with the certification requirements of Section 303.12(a) it had  inadvertently omitted the required disclosures from the Company’s Annual Report to Shareholders for the year ended December 31, 2005 (the “Report”). The Company hereby discloses the  submission of the CEO certification to the NYSE on June 22, 2005, which certification was unqualified, as well as the submission of the Commission certifications. Although the Company does not believe that this deficiency is material, the Company is correcting any noncompliance with the NYSE continued listing standards by including the required disclosure in this Current Report on Form 8-K. In addition, the Company has been advised by the NYSE that by including the required disclosure in this Current Report on Form 8-K it has cured this deficiency.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 11, 2006

BECKMAN COULTER, INC.

By:	/s/ JACK E. SOROKIN
Name: Jack E. Sorokin
Title: Assistant General Counsel